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                                                                EXHIBIT (21)


FIRST OF AMERICA BANK CORPORATION LIST OF SUBSIDIARIES AS OF NOVEMBER 11, 1994:


Name                                                     Place of Incorporation
- ----                                                     ----------------------

First of America Bank - Ann Arbor                        Michigan
First of America Bank - Central                          Michigan
First of America Bank - Champaign County, N.A.           United States
First of America Bank - Decatur, N.A.                    United States
First of America Bank - Florida, F.S.B.                  United States
First of America Bank - Indiana                          Indiana
First of America Bank - Kankakee/Metro Southwest, N.A.   United States
First of America Bank - Northwest Indiana                United States
First of America Bank - Northeast Illinois, N.A.         United States
First of America Bank - Champion, N.A.                   United States
First of America Bank - Michigan, N.A.                   United States
First of America Bank - Mid Michigan, N.A.               United States
First of America Bank - Northern Michigan                Michigan
First of America Bank - Illinois, N.A.                   United States
First of America Bank - Quad Cities, N.A.                United States
First of America Bank - North Central Illinois, N.A.     United States
First of America Bank - Southeast Michigan, N.A.         United States
First of America Bank - Springfield, N.A.                United States
First of America Bank - Upper Peninsula, N.A.            United States
First of America Bank - West Michigan                    Michigan
First of America Brokerage Service, Inc.                 Michigan
First of America Community Development
 Corporation                                             Michigan
First of America Insurance Company                       Arizona
First of America Mortgage Company                        Michigan
First of America Investment Corporation                  Michigan
First of America Bank Corporation - Indiana              Indiana
First of America Trust Company                           Illinois
First of America Acquisition Company                     Illinois
FOA Investco - Central, Inc.                             Michigan
FOA Investco - Champaign, Inc.                           Michigan
FOA Investco - Illinois, Inc.                            Michigan
FOA Investco - Indiana, Inc.                             Michigan
FOA Investco - Northwest Indiana, Inc.                   Michigan
FOA Investco - Mid Michigan, Inc.                        Michigan
FOA Investco - Michigan, Inc.                            Michigan
FOA Investco - Southeast Michigan, Inc.                  Michigan
FOA Investco - Ann Arbor, Inc.                           Michigan
FOA Investco - Northern Michigan, Inc.                   Michigan
FOA Investco - Upper Peninsula, Inc.                     Michigan
FOA Investco - West Michigan, Inc.                       Michigan
CNB Investment Company                                   Michigan





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FIRST OF AMERICA BANK CORPORATION LIST OF SUBSIDIARIES AS OF JULY 31, 1994:

Name                                               Place of Incorporation
- ----                                               ----------------------

Frankenmuth Bank & Trust Realty Company            Michigan
Commercial National Development Co.                Delaware
First of America Information Systems, Inc.         Illinois
First of America Securities, Inc.                  Michigan
FOA Mortgage Company                               Arizona
SecureData Corporation                             Michigan